SECURITIES AND EXCHANGE COMMISSION

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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ZHONG SEN INTERNATIONAL TEA COMPANY
(Exact Name of Small Business Issuer in its Charter)

Florida	5149	26-2091212
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

2416 Lincoln Street
Hollywood, FL 33020
(206) 888-2585
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Great Ally USA, Inc.
2416 Lincoln Street
Hollywood, FL 33020
(305) 868-6866
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	1,700,000	$.01	$17,000	$1.00

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price share were sold to our shareholders in a private placement memorandum. The price of $0.01 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JUNE __, 2008

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

ABOUT OUR COMPANY

We were incorporated in the State of Florida in January 2008 under the name Maximum Consulting, Inc.  We were organized for the purpose of providing marketing and sales of Chinese teas both on a wholesale basis to commercial clients and, eventually, at retail to the general public. In April 2008, we changed our name to Zhong Sen International Tea Company to more accurately reflect the business we are engaged in.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.01 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception to May 31, 2008 are derived from our audited financial statements.

As of May 31, 2008
STATEMENT OF OPERATIONS

Revenues	$0
Total Operating Expenses	$8,570
Earnings (Loss)	$(8,570)

BALANCE SHEET DATA

Cash	$6,300
Total Assets	$27,300
Total Liabilities	$0
Stockholders’ Equity (Deficit)	$27,300

WHERE YOU CAN FIND US

Our principal executive office location and mailing address is 2416 Lincoln Street, Hollywood, FL 33020. Our telephone number is (206) 888-2585.

1,700,000 SHARES OF
ZHONG SEN INTERNATIONAL TEA CO.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange and have no voting rights. The 1,700,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

The selling stockholders, and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Brokers or dealers effecting transaction in the shares should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of our exemption from registration.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: June __, 2008

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Florida in January 2008. We have no significant financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. From inception to May 31, 2008, we have incurred a net loss of $8,570. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF BRUCE TRULIO. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Bruce S. Trulio, our only officer. We currently do not have an employment agreement with Mr. Trulio. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.01 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in April 2008 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The shares to be offered by the selling stockholders were issued in private placement transactions by us, each of which was exempt from the registration requirements of the Securities Act of 1933. The shares offered hereby are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act of 1933, as amended (the “Securities Act”), to give the selling stockholders the opportunity to publicly sell these shares. This prospectus is part of a registration statement on Form S-1 filed by us with the Securities and Exchange Commission under the Securities Act covering the resale of such shares of our common stock from time to time by the selling stockholders. No estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholders after any sales made pursuant to this prospectus because the selling stockholders are not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling stockholders will sell all of the shares listed in this prospectus.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of June 23, 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of SellingStockholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Sold	Shares of Common Stock Owned After Offering	Percent of Common Stock Owned After Offering
Maximum Associates, Inc.(1)	730,000	250,000	480,000	9.60%
Thornhill Consulting, Ltd(2)	1,500,000	50,000	1,450,000	29.00%
Loren Moore	50,000	50,000	-	0.00%
Joyanne Moore	25,000	25,000	-	0.00%
Stephen Moore	25,000	25,000	-	0.00%
Richard Anslow	24,000	24,000	-	0.00%
Gregg Jaclin	16,000	16,000	-	0.00%
Martin Scott	30,000	30,000	-	0.00%
Anthony Valinoti	50,000	50,000	-	0.00%
Maureen Gottainer Cooper	12,500	12,500	-	0.00%
Penny Goldmuntz	10,000	10,000	-	0.00%
Scott Farquharson	10,000	10,000	-	0.00%
Karen McGuiness	100,000	50,000	50,000	1.00%
Bruce McKenzie	10,000	10,000	-	0.00%
F. David Williams	10,000	10,000	-	0.00%
Sonia Edelman	7,500	7,500	-	0.00%
Margaret Reed	10,000	10,000	-	0.00%
Pasadena Investments, Ltd.(3)	225,000	225,000	-	0.00%
Mark Silverman	40,000	40,000	-	0.00%
Linda Silverman	40,000	40,000	-	0.00%
Amy Silverman	25,000	25,000	-	0.00%
Stuart Cooper	240,000	240,000	-	0.00%
Mark Fromberg	10,000	10,000	-	0.00%
Global Intermatch, Inc.(4)	1,100,000	50,000	1,050,000	21.00%
Katherine Noyce	10,000	10,000	-	0.00%
Joanne Clements	10,000	10,000	-	0.00%
Gloria Cooper	35,000	35,000	-	0.00%
Daniel Perez	10,000	10,000	-	0.00%
Farid Ajlouni	15,000	15,000	-	0.00%
Violet Aldecoa	10,000	10,000	-	0.00%
Mitch Margolies	5,000	5,000	-	0.00%
John Bradshaw	10,000	10,000	-	0.00%
Stuart Forrest	10,000	10,000	-	0.00%
Ann Duva	10,000	10,000	-	0.00%
Twila Wilson	10,000	10,000	-	0.00%
Alan Weiner	10,000	10,000	-	0.00%
Kara Mishoe	10,000	10,000	-	0.00%
Marc R. Benadi	10,000	10,000	-	0.00%
Favish Dalfin	150,000	50,000	100,000	2.00%
Loretta Kenna, Trustee	75,000	75,000	-	0.00%
Ethyl Cooper	100,000	50,000	50,000	1.00%
Jordan Cooper	100,000	50,000	50,000	1.00%
Charles Scheurman	15,000	15,000	-	0.00%
Ida Stohl	20,000	20,000	-	0.00%
Audrey Gelen	5,000	5,000	-	0.00%

(1)	Bruce Trulio, our President and sole Director, is the beneficial owner of Maximum Associates, Inc. and therefore has investment control over their shares of our common stock.

(2)	Scott J. Silverman is the beneficial owner of Thornhill Consulting, Ltd. and therefore has investment control over their shares of our common stock.
(3)	Mark Silverman is the managing member of Pasadena Investments, Ltd., and therefore has investment control over their shares of our common stock.
(4)	Stuart Cooper is the beneficial owner of Global Intermatch, Inc. and therefore has investment control over their shares of our common stock.

To our knowledge, with the exception of Bruce Trulio and Karen McGuiness, none of the selling shareholders or their beneficial owners:

-	Has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	Has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	Are broker-dealers or affiliated with broker-dealers.

Karen McGuiness is the wife of Bruce Trulio.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.01 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share and 0 shares of preferred stock.  There are no provisions in our charter or bylaws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 100,000,000 shares of common stocks, $0.001 par value per share.  Currently, we have 5,000,000 common shares are issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement, when issued, will be fully paid and non-assessable.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are not authorized to issue preferred stock.

Dividends

To date, we have paid no dividends on our shares of common stock and have no present intention of paying any dividends on our shares of common stock in the foreseeable future.  The payment by us of dividends on the shares of common stock in the future, if any, rests solely within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our board of directors.  Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit our ability to pay dividends on our shares of common stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Other than Richard Anslow and Gregg Jaclin, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.  Richard Anslow and Gregg Jaclin are partners of Anslow & Jaclin, LLP

The financial statements included in this prospectus and the registration statement have been audited by Webb & Co., P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO THE REGISTRANT

Organization Within The Last Five Years

We were incorporated in January 2008 in the State of Florida. In January 2008, we issued 70,000 founder shares at par value of $0.001 to, Bruce S. Trulio in consideration for services provided.

In February, 2008, we issued 730,000 shares at par value of $0.001 per share to our President in consideration of services in reliance on Section 4(2) of the Act. In February 2008, we sold 1,500,000 shares at par value of $0.001 per share to Thornhill Consulting, Ltd. for $1,500 in reliance on Section 4(2) of the Act.

In March, 2008 we issued 40,000 shares at a value of $400 ($0.01 per share) to Anslow & Jaclin for legal services in reliance on Section 4(2) of the Act. In March, 2008 we issued 30,000 shares at a value of $300 ($0.01 per share) to Martin Scott CFO Consulting Services, Inc for accounting services in reliance on Section 4(2) of the Act. In March 2008, we issued 50,000 shares at a value of $500.00 ($0.01 per share) to Mandalay Stock Transfer, Inc for services rendered in reliance on Section 4(2) of the Act.

In April 2008, we completed a private offering of 2,580,000 common shares of which we sold 2,580,000 common shares for $25,800 ($0.01 per share) pursuant to Rule 506 of Regulation D of the Act.

DESCRIPTION OF BUSINESS

General

Zhong Sen International Tea Company was incorporated on January 30, 2008, in the state of Florida. The Company has the principal business objective of providing sales and marketing services to small to medium sized Chinese tea producing companies who wish to export and distribute high quality Chinese tea products worldwide.  We intend to commence business activity in the state of Florida with the hope of extending our business throughout the United States.  The quality and effectiveness of sales and marketing services provided to small to medium sized exporters varies greatly, but two aspects remain constant; the cost of these services is high and companies have few choices of service providers that are effective and affordable, and that cater directly to the small and medium sized Chinese tea exporter.  As yet, there is no company in Florida providing sales and marketing services for the small and mid-sized Chinese tea importers; therefore, there is a market gap to be exploited.

We  will use personal direct contact by reference, internet, cable and print advertising to provide these sales and marketing services.  The sales and marketing process is a “hands on” process that requires the dedication and physical presence of the principals to solicit develop and close transactions.  It is the intention that the principals will be the core of our sales staff.  The use of the principals adds credibility and prestige to the client; both of which are critically important to the Chinese tea importers.

The business model is based on a process where the principals directly contact small to medium sized Chinese tea exporters and solicit the sales and marketing for their products.  The model designed requires the execution of a sales and marketing Agreement between the Chinese tea importer and our company.  For the performance of these services, our company will receive a percentage of the Chinese tea exporters’ sales.  This establishes a directly proportional relationship of the effectiveness of the sales and marketing effort to the remuneration received.  We offer our relationships to advertising mediums, PR firms, outside sales staff and telemarketing houses as the professional base for its offering of services.  This industry of sales and marketing services is replete with competition at all levels of expertise and professional variances.  The market has not been explored for a company focused solely on the needs of small to medium size Chinese tea exporter.  By maintaining a strong commitment to the highest level of courtesy, personal service and ethical standards, we can gain and maintain a reputation for integrity and customer loyalty, thereby insuring repeat business.  Additionally, we will spend considerable efforts to develop customer relationships that insure repeat business and customer referral for the sales and marketing services offered by us.

Marketing

We will maintain a website detailing the services we offer with examples of our work, and establish an office to respond to questions, mail out informational brochures and schedule appointments.  The web site will also serve as a platform to introduce the marketing effort of the exporters’ tea product.

We will establish a brand identity for the imported tea product.  The product will be positioned as a high-end luxury product.  The 3,000 year history of this limited production, highly prized product will be essential in positioning the product and in differentiating this product from the current American and European viewpoint of commercially produced tea.   The history, culture and ritual surrounding the production of the tea leaf and the ritual of the service and presentation of this luxury item will be exploited and are critical to the positioning of the product.

The company will initially focus only on the United States market.  Expansion outside this market is not contemplated in the near future due to the high risk factors associated with leaving a familiar market.  There is a tremendous density of small to mid-sized international tea importers which creates a considerable market opportunity.  We will, by maintaining a strong commitment to the highest level of courtesy, personal service and ethical standards, gain and maintains a reputation for integrity and customer loyalty, thereby insuring repeat business.  Success in the positioning as a result of the marketing effort will generate new business and facilitate growth.

DESCRIPTION OF PROPERTY

Our business office is located at 2416 Lincoln Street, Hollywood, FL 33020

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Public Market for Common Stock:

There is presently no public market for our shares of Common Stock. We anticipate applying for trading of our Common Stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares of Common Stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock:

As of the date of this registration statement, we had 50 shareholders of our Common Stock.

Rule 144 Shares:

As of June 23, 2008 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

After August 2008, the 2,230,000 shares of our common stock held by Maximum Associates, Inc. and Thornhill Consulting, Ltd. will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

After September 2008, the 120,000 shares of our common stock held by the 5 shareholders who were issued their shares for services by us will become available for resale to the public without limitations of Rule 144 of the Act.  After October 2008, the 1,240,000 shares of our common stock issued under Regulation D 506 will become available for resale to the public without limitations of Rule 144 of the Act. After October 2008, the 1,340,000 shares of our common stock held by Stuart Cooper and Global Intermatch, Inc. who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

Stock Option Grants:

To date, we have not granted any stock options.

Registration Rights:

We have not granted registration rights to the selling shareholders or to any other persons.

Transfer Agent and Registrar:

Mandalay Stock Transfer, 2000 Bay Drive West, Unit 410, Miami Beach, , FL 33141.

Dividend Policy:

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

ZHONG SEN INTERNATIONAL TEA COMPANY
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGES	F-1	REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEET AS OF MAY 31, 2008.

PAGE	F-3	STATEMENTS OF OPERATIONS FOR THE PERIOD FROM JANUARY 30, 2008 (INCEPTION) TO MAY 31, 2008.

PAGES	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM JANUARY 30, 2008 (INCEPTION) TO MAY 31, 2008.

PAGE	F-5	STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM JANUARY 30, 2008 (INCEPTION) TO MAY 31, 2008.

PAGES	F-6 - F-8	NOTES TO FINANCIAL STATEMENTS

Webb & Company, P.A.
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of: Zhong Sen International Tea Co. (A Development Stage Company)

We have audited the accompanying balance sheet of Zhong Sen International Tea Co. (A Development Stage Company) as of May 31, 2008, and the related statements of operations, changes in shareholder's equity and cash flows for the period from January 30, 2008 (inception) to May 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Zhong Sen International Tea Co. (A Development Stage Company) as of May 31, 2008 and the results of its operations and its cash flow for the for the period from January 30, 2008 (inception) to May 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company is in the development stage with no operations, has a net loss since inception of $8,570 and used cash in operations of $21,070. This raises substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 5. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Webb & Company, P.A.

W EBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
June 24, 2008

1501 Corporate Drive, Suite 150 • Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.c powebb.com

ZHONG SEN INTERNATIONAL TEA COMPANY
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
As of May 31, 2008

ASSETS

CURRENT ASSETS
Cash	$6,300
Prepaid expenses	21,000

TOTAL ASSETS	$27,300

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
$-

TOTAL LIABILITIES	-

COMMITMENTS AND CONTINGENCIES	-
.

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 100,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000
Additional paid in capital	30,870
Accumulated deficit during development stage	(8,570)
Total Stockholders’ Equity	27,300

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,300

See Accompanying Notes to the Financial Statements.

ZHONG SEN INTERNATIONAL TEA COMPANY
(A DEVELOPMENT STAGE COMPANY)
INCOME STATEMENT
FOR THE PERIOD FROM JANUARY 30, 2008 (INCEPTION) TO MAY 31, 2008

OPERATING EXPENSES
Officer's compensation	$7,300
Professional fees	1,200
General and administrative	70
Total Operating Expenses	8,570

LOSS FROM OPERATIONS	(8,570)

Provision for Income Taxes	-

NET LOSS	$(8,570)

Net loss per share - basic and diluted	$(0.00)

Weighted average number of shares outstanding during the period - basic and diluted	3,154,795

See Accompanying Notes to the Financial Statements.

ZHONG SEN INTERNATIONAL TEA COMPANY
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS EQUITY
FOR THE PERIOD FROM JANUARY 30, 2008 (INCEPTION) TO MAY 31, 2008

	Common Stock		Additional Paid-In	Accumulated Deficit During Development
	Shares	Amount	Capital	Stage	Total

BALANCE, JANUARY 30, 2008 (Inception)	-	$-	$-	$-	$-

Issuance of founders stock	70,000	70	-	-	70

Sale of common stock for cash ($.001 per share)	1,500,000	1,500	-	-	1,500

Sale of common stock for cash ($.01 per share)	2,580,000	2,580	23,220	-	25,800

Common stock issued for services ($.01 per share)	730,000	730	6,570	-	7,300

Common stock issued for professional fees ($.01 per share)	120,000	120	1,080	-	1,200

Net Loss, for the Period January 30, 2008 (Inception) to
May 31, 2008	-	-	-	(8,570)	(8,570)

Balance May 31, 2008	5,000,000	$5,000	$30,870	$(8,570)	$27,300

See Accompanying Notes to the Financial Statements.

ZHONG SEN INTERNATIONAL TEA COMPANY
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 30, 2008 (INCEPTION) TO MAY 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,570)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	8,500
Changes in operating assets and liabilities:
Increase in prepaid expenses	(21,000)
Net Cash Used In Operating Activities	(21,070)

CASH FLOWS FROM INVESTING ACTIVITIES:	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	27,370
Net Cash Provided By Financing Activities	27,370

NET INCREASE IN CASH	6,300

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$6,300

Cash paid for interest	$-
Cash paid for taxes	$-

See Accompanying Notes to the Financial Statements.

ZHONG SEN INTERNATIONAL TEA COMPANY
 (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
As of May 31, 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

Organization

Zhong Sen International Tea Company (“The Company”) was incorporated on January 30, 2008, in the state of Florida. The Company has the principal business objective of providing sales and marketing services to small to medium sized Chinese tea producing companies who wish to export and distribute high quality Chinese tea products worldwide.  The company intends to commence business activity in the state of Florida with the hope of extending its business throughout the United States. The Company has not had any significant operations or activities from inception; accordingly, the Company is deemed to be in the development stage.

Use of Estimates:

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those results.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements’ and No. 104, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

Cash and Cash Equivalents, and Credit Risk:

For purposes of reporting cash flows, the Company considers all cash accounts with maturities of 90 days or less and which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

The Company maintains a portion of its deposits in a financial institution that insures its deposits with the FDIC insurance up to $100,000 per depositor and deposits in excess of such insured amounts represent a credit risk to the Company. At May 31, 2008 the Company had $0 in cash that was uninsured.

Income Taxes:

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates (37.63%) expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of May 31, 2008 the Company has a net operating loss carry forward of $8,570 available to offset future taxable income through 2028. The valuation allowance at May 31, 2008 was $3,225. The net change in the valuation allowance for period January 30, 2008 (inception) to May 31, 2008 was an increase of $3,225.

Stock Compensation

The Company adopted SFAS No. 123R,Share-Based Payment(“SFAS 123R”), which requires all stock-based payments to employees, including grants of employee stock options, to be recognized in the financial statements  based on their fair values.   The Company accounts for stock-based compensation arrangements with nonemployees in accordance with the Emerging Issues Task Force Abstract No. 96-18,   Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.   The Company records the expense of such services to employees and non employees based on the estimated fair value of the equity instrument using the Black-Scholes pricing model.

ZHONG SEN INTERNATIONAL TEA COMPANY
 (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
As of May 31, 2008

Segments

The Company operates in one segment and therefore segment information is not presented.

 Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments including accounts payable and loans and notes payable approximate fair value due to the relatively short period to maturity for this instrument.

Earnings Per Share:

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings. As of May 31, 2008 there were no common share equivalents outstanding.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51 ”.  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

NOTE 2 – PREPAID EXPENSES

At May 31, 2008 the Company had prepaid accounting and legal fees of $21,000. The Company will expense the prepaid as the services are rendered.

NOTE 3 - RELATED PARTY TRANSACTIONS

On January 30, 2008 the Company sold its President and sole Director 70,000 shares of common stock for $70. ($.001 per share)

During the period January 30, 2008 (Inception) to May 31, 2008, the Company issued its President and sole Director 730,000 shares of common stock for services valued at $7,300. ($.01 per share).

On April 6, 2008 the Company sold 100,000 shares of common stock to its President and Sole Director’s wife for $1,000 ($.01)

NOTE 4 -- SHAREHOLDERS' EQUITY

On January 30, 2008 the Company sold its President and sole Director 70,000 shares of common stock for $70. ($.001 per share)

ZHONG SEN INTERNATIONAL TEA COMPANY
 (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
As of May 31, 2008

During the period January 30, 2008 (Inception) to May 31, 2008, the Company issued its President and sole Director 730,000 shares of common stock for services valued at $7,300. ($.01 per share).

In February 2008 the Company sold a total of 1,500,000 shares for net proceeds of $1,500. ($.001 per share) The Company believes this offering is exempt from registration with the US Securities and Exchange Commission.

During the period January 30, 2008 (Inception) to May 31, 2008, the Company undertook a private placement issuance, Regulation D Rule 506 offering of 2,580,000 shares of common stock for net proceeds of $25,800 ($.01 per share). The Company believes this offering is exempt from registration with the US Securities and Exchange Commission.

During the period January 30, 2008 (Inception) to May 31, 2008, the Company issued 120,000 shares of common stock for legal and consulting services.  The shares were valued at $1,200 or $.01 per share based on a recent cash offering price.

NOTE 5 - GOING CONCERN

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage, has an accumulated deficit of $8,570 and used cash in operations of $21,070 from inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management continues to actively seek additional sources of capital to fund current and future operations. There is no assurance that the Company will be successful in continuing to raise additional capital and establish its business model. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

We have begun  limited operations, and we require outside capital to implement our business model.

(1)	We believe we can begin to implement our plan to provide marketing and sales services to our clients.

(2)	All functions will be coordinated and managed by our founder, including marketing, finance and operations.

(3)	We intend to support these marketing efforts through direct marketing, internet sales and word of mouth advertising.

(4)	Within 90-120 days of the initiation of our marketing campaign, we believe that we will begin to generate business.

In summary, we should be generating revenues from services within 180 days of the date of this registration statement.

If we are unable to market effectively our premium cigars, we may have to suspend or cease our efforts.  If we cease our previously stated efforts, we do not have plans to pursue other business opportunities.

Limited Operating History

We have generated less than two full years of financial information and have not previously demonstrated that we will be able to expand our business through increased investment marketing.  Our business is subject to risks inherent in growing an enterprise with limited capital resources.

Future financing may not be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue expanding our operations.  Equity financing will result in a dilution to existing shareholders.

Results of Operations

For the period from January 30, 2008 (inception), to May 31, 2008 we had no revenue. Expenses for the period totaled $8,570 resulting in a loss of $8,570. Expenses of $8,570 for the period consisted of $7,300 for Officer’s compensation, $70 for general and administrative expenses and $1,200 for professional fees.

Capital Resources and Liquidity

As of May 31, 2008 we had $6,300 in cash.

We believe that we will need additional funding to satisfy our cash requirements for the next twelve months. Completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that additional financing will be available. In the absence of additional financing, we may be unable to proceed with our plan of operations.

We anticipate that our operational, and general and administrative expenses for the next 12 months will total approximately $100,000. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan. We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of June 23, 2008 are as follows:

NAME	AGE	POSITION

Bruce Trulio	50	Founder, Chairman, CEO and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

BRUCE S. TRULIO is the President and owner of Maximum Associates, Inc., a corporation supplying solution oriented management consulting.  Bruce S. Trulio is an efficiency expert who also provides accounting services including corporate tax preparation, corporate structure, accounting system design, start-up company formation and structure, and CFO on contract basis.  He is an expert in business models and cost efficiency modeling.  He is currently engaged as the CFO of three separate corporations.  He brings his knowledge and talents of the private sector having been a multi-unit hotel manager and developer and as management consultant for over 25 years.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended May 31, 2008 in all capacities for the accounts of our executive, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Bruce Trulio Founder, Chairman, and CEO	2008	$0	0	$7,300	0	0	0	0	$7,300

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through May 31, 2008.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending May 31, 2008 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (‘LTIP’) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of June 23, 2008 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Bruce Trulio 2416 Lincoln Street Hollywood, FL 33020	900,000(2)	18%

	Thornhill Consulting, Ltd. 171 N. Shore Drive Miami Beach, FL 33141	1,500,000	30%
	Stuart Cooper Global Intermatch, Inc. 511 NE 94th Street Miami Shores, FL 33138	1,340,000 (3)	27%

Common Stock	All executive officers and directors as a group		18%

(1)	Based on 5,000,000 shares of our common stock issued and outstanding as of June 24, 2008.
(2)
These shares consist of 70,000 shares owned by our President, Bruce Trulio, 730,000 shares owned by Maximum Associates, Inc, a Corporation beneficially owned by our President, Bruce Trulio and 100,000 shares owned by Karen McGuiness, Bruce Trulio’s wife.

(3)	These shares consist of 240,000 shares owned by Stuart Cooper and 1,100,000 shares owned by Global Intermatch, Inc., a Corporation beneficially owned by Stuart Cooper.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In January, 2008, we issued 70,000 Restricted Shares of Common Stock to our President, Bruce Trulio, in consideration for incorporation valued at $70 ($0.001 per share). The Shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Act. No commission was paid to anyone in connection with the sale of shares to Mr. Trulio.

In February, 2008, we issued 730,000 Restricted Shares of Common Stock to our President, Bruce Trulio, in consideration for incorporation and services valued at $7,300 ($0.01 per share) The Shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Act. No commission was paid to anyone in connection with the sale of shares to Mr. Trulio.  Such shares were subsequently transferred to Maximum Associates, Inc, a Corporation beneficially owned by our President, Bruce Trulio.

In April, 2008, we sold 100,000 Restricted Shares of Common Stock to Karen McGuiness, the wife of our President, Bruce Trulio for $1,000.  The shares were issued pursuant an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Florida Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ZHONG SEN INTERNATIONAL TEA COMPANY
1,700,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is: June __, 2008

 PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$1
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$1,424
Accounting fees and expenses	$6,000
Legal fees and expense	$15,400
Blue Sky fees and expenses	$2,175
Miscellaneous	$0
Total	$25,000

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification Of Directors And Officers.

Our director and officer is indemnified as provided by the Florida Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Recent Sales Of Unregistered Securities.

We were incorporated in the State of Florida in January, 2008 and 70,000 shares were issued to Bruce Trulio as consideration for our incorporation.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Trulio had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In February 2008 we issued a total 730,000 shares to Bruce Trulio for services rendered to the Company. Such shares were valued at $0.01 per share.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the ‘Act’) and were issued to these individuals for services rendered to the Company. These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a ‘public offering’ as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Trulio had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a ‘public offering.’ Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.   Mr. Trulio subsequently distributed its 730,000 shares to Maximum Consulting, Inc.  These shares were transferred in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the ‘Act’).

In February 2008 we sold a total 1,500,000 shares to Thornhill Consulting, Ltd., at $0.01per share for $1,500. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the ‘Act’) and were issued to these individuals for services rendered to the Company. These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a ‘public offering’ as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, this shareholder had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a ‘public offering.’ Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In March 2008 we issued a total of 120,000 shares to the shareholders listed below for services rendered to the Company.  Such shares were valued at $0.01 per share.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the ‘Act’) and were issued to these individuals for services rendered to the Company. These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a ‘public offering’ as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a ‘public offering.’ Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.  Anslow & Jaclin, LLP subsequently distributed its 40,000 shares in the following manner: Richard Anslow-24,000 shares and Gregg E. Jaclin-16,000 shares.  Martin Scott CFO Consulting Services, Inc. subsequently distributed its 30,000 shares to Martin Scott, its sole owner and President.  These shares were transferred in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the ‘Act’).

Martin Scott CFO Consulting Services, Inc.	30,000
Anslow & Jaclin, LLP	40,000
Mandalay Stock Transfer	50,000

In April 2008, we completed a Regulation D Rule 506 offering in which we sold 2,580,000 shares of common stock to 39 investors, at a price per share of $0.01 per share for an aggregate offering price of $25,800. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name of Selling Stockholder	Shares of Common Stock Owned Prior to Offering
Loren Moore	50,000
Joyanne Moore	25,000
Stephen Moore	25,000
Maureen Gottainer Cooper	12,500
Penny Goldmuntz	10,000
Scott Farquharson	10,000
Karen McGuiness	100,000
Bruce McKenzie	10,000
F. David Williams	10,000
Sonia Edelman	7,500
Margaret Reed	10,000
Pasadena Investments, Ltd	225,000
Mark Silverman	40,000
Linda Silverman	40,000
Amy Silverman	25,000
Stuart Cooper	240,000
Mark Fromberg	10,000
Global Intermatch, Inc.	1,100,000
Katherine Noyce	10,000
Joanne Clements	10,000
Gloria Cooper	35,000
Daniel Perez	10,000
Farid Ajlouni	15,000
Violet Aldecoa	10,000
Mitch Margolies	5,000
John Bradshaw	10,000
Stuart Forrest	10,000
Ann Duva	10,000
Twila Wilson	10,000
Alan Weiner	10,000
Kara Mishoe	10,000
Marc R. Benadi	10,000
Favish Dalfin	150,000
Loretta Kenna, Trustee	75,000
Ethyl Cooper	100,000
Jordan Cooper	100,000
Charles Scheurman	15,000
Ida Stohl	20,000
Audrey Gelen	5,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §§230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in April 2008 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation and amendment.
3.2	By-Laws.
5.1	Legal Opinion of Anslow & Jaclin, LLP filed herewith
23.1	Consent of Webb & Company, P.A. filed herewith.
24.1	Power of Attorney

Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Hollywood, Florida on June 26, 2008.

ZHONG SEN INTERNATIONAL TEA COMPANY

By:	/s/ Bruce Trulio
Bruce Trulio
Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Controller, Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce Trulio and each of them, her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Zhong Sen International Tea Company) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/ Bruce Trulio
Bruce Trulio
Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Controller, Principal Accounting Officer

Date:      June 26, 2008